MASTER INSTITUTIONAL MONEY MARKET LLC: MASTER TREASURY STRATEGIES
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 INSTITUTIONAL PORTFOLIO (FORMERLY MASTER GOVERNMENT INSTITUTIONAL PORTFOLIO)
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 (THE "MASTER PORTFOLIO")
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 FUNDS FOR INSTITUTIONS SERIES: BLACKROCK SELECT TREASURY STRATEGIES
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 INSTITUTIONAL FUND (FORMERLY BLACKROCK SELECT GOVERNMENT INSTITUTIONAL FUND)
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 AND BLACKROCK TREASURY STRATEGIES INSTITUTIONAL FUND (FORMERLY BLACKROCK
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 GOVERNMENT INSTITUTIONAL FUND) (EACH, A "FUND" AND COLLECTIVELY, THE "FUNDS")
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77D(a)(g)

Policies with respect to security investments

Attached please find as an exhibit to Sub-Item 77D(a)(g) of Form N-SAR, a description of changes to the investment strategies of the Master Portfolio and each Fund that became effective on May 2, 2016.

                                                              EXHIBIT 77D(A)(G)

 MASTER INSTITUTIONAL MONEY MARKET LLC: MASTER TREASURY STRATEGIES
 -----------------------------------------------------------------
 INSTITUTIONAL PORTFOLIO (FORMERLY MASTER GOVERNMENT INSTITUTIONAL PORTFOLIO)
 ----------------------------------------------------------------------------
 (THE "MASTER PORTFOLIO")
 ------------------------

 FUNDS FOR INSTITUTIONS SERIES: BLACKROCK SELECT TREASURY STRATEGIES
 -------------------------------------------------------------------
 INSTITUTIONAL FUND (FORMERLY BLACKROCK SELECT GOVERNMENT INSTITUTIONAL FUND)
 ----------------------------------------------------------------------------
 AND BLACKROCK TREASURY STRATEGIES INSTITUTIONAL FUND (FORMERLY BLACKROCK
 ------------------------------------------------------------------------
 GOVERNMENT INSTITUTIONAL FUND) (EACH, A "FUND" AND COLLECTIVELY, THE "FUNDS")
 -----------------------------------------------------------------------------

77D(a)(g)

Policies with respect to security investments

On February 18, 2016, the Board of Directors of Master Institutional Money Market LLC, with respect to the Master Portfolio, and the Board of Trustees of Fund For Institutions Series, with respect to each of the Funds, approved changes to the principal investment strategies of the Master Portfolio and the Funds in order to restrict the Master Portfolio's and each Fund's eligible investments as described below. Each of the Master Portfolio and each Fund will continue to meet the definition of a "government money market fund" under Rule 2a-7 under the Investment Company Act of 1940, as amended. Under its new principal investment strategies, each of the Master Portfolio and each Fund will invest 100% of its total assets in cash, U.S. Treasury bills, notes and other obligations issued or guaranteed as to principal and interest by the U.S. Treasury, and repurchase agreements with the Federal Reserve Bank of New York secured by U.S. Treasury obligations. The Boards chose not to subject the Master Portfolio or the Funds to discretionary or default liquidity fees or temporary suspensions of redemptions due to declines in, as pertinent, the Master Portfolio's or the Fund's weekly liquid assets. In connection with these changes, the Board of Directors of Master Institutional Money Market LLC also approved a change in the name of the Master Portfolio to "Master Treasury Strategies Institutional Portfolio," and the Board of Trustees of Funds For Institutions Series also approved a change in the name of BlackRock Select Government Institutional Fund to "BlackRock Select Treasury Strategies Institutional Fund" and the name of BlackRock Government Institutional Fund to "BlackRock Treasury Strategies Institutional Fund." These changes became effective on May 2, 2016.